Exhibit 99.43

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-H

KEY PERFORMANCE FACTORS
September 30, 1999



Expected B Maturity 4/15/2004


Blended Coupon 5.8307%


Excess Protection Level
3 Month Average   3.94%
September, 1999   3.94%
August, 1999  N/A
July, 1999  N/A


Cash Yield18.00%


Investor Charge Offs 4.21%


Base Rate 9.85%


Over 30 Day Delinquency 4.90%


Seller's Interest 6.99%


Total Payment Rate14.16%


Total Principal Balance$45,780,732,257.76


 Investor Participation Amount$1,000,000,000.00


Seller Participation Amount$3,198,912,739.27



For the purposes of calculating Base Rate and Excess Protection Level, a Coupon of 7.85% (43/360) was used. The Base Rate was calculated using a 43 day monthly period, 8/18/1999 - 9/30/1999.